Exhibit 99.1

UNAUDITED PRO FORMA FINANCIAL INFORMATION

On March 31, 2021, Agios Pharmaceuticals, Inc. (“Agios”, the “Company” “we” or “us”) completed the previously announced proposed sale of the Company’s commercial, clinical and research-stage oncology portfolio (the “oncology business”) to Servier Pharmaceuticals, LLC (“Servier”), pursuant to the terms of the Purchase and Sale Agreement dated as of December 20, 2020 (the “purchase agreement”), by and among Agios, Servier and Servier S.A.S. Pursuant to the purchase agreement, Servier acquired the oncology business for (i) $1,800,000,000 in cash, subject to certain adjustments for the working capital of the oncology business at the completion of the transaction and amounts for a representation and warranty insurance policy, (ii) $200,000,000 in cash if the regulatory approval milestone (as defined in the purchase agreement) with respect to vorasidenib fully occurs on or before January 1, 2027 and (iii) an earn-out payment (as defined in the purchase agreement) equal to 5% of the net sales (as defined in the purchase agreement) of TIBSOVO® (ivosidenib) during each net sales measurement period (as defined in the purchase agreement) and 15% of the net sales (as defined in the purchase agreement) of vorasidenib during each net sales measurement period (as defined in the purchase agreement), ((i), (ii) and (iii) collectively, the “aggregate consideration”).

The following unaudited pro forma consolidated financial statements are intended to show how the transaction might have affected the historical financial statements of Agios if the transaction had been completed at an earlier time as indicated therein, and such unaudited pro forma consolidated financial statements are derived from, and should be read in conjunction with, our historical financial statements and notes thereto, as presented in our Form 10-K filed for the fiscal year ended December 31, 2020 filed with the Securities and Exchange Commission on February 25, 2021. The unaudited pro forma consolidated financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses”. The unaudited pro forma consolidated balance sheet as of December 31, 2020 assumes the transaction had occurred on December 31, 2020. The unaudited pro forma consolidated statements of operations for the years ended December 31, 2020, 2019 and 2018 give effect to the transaction as if it had occurred as of January 1, 2018.

Article 11 of Regulation S-X requires that pro forma financial information include the following pro forma adjustments to the historical financial of the registrant as follows:

•	Transaction Accounting Adjustments – Adjustments that reflect only the application of required accounting to the acquisition, disposition, or other transaction.

•

Autonomous Entity Adjustments – Adjustments that are necessary to reflect the operations and financial position of the registrant as an autonomous entity when the registrant was previously part of another entity.

In addition, Regulation S-X permits registrants to reflect adjustments that depict synergies and dis-synergies of the acquisitions and dispositions for which pro forma effect is being given in our disclosures as management adjustments. We have determined not to disclose such adjustments because we do not believe to present such adjustments would enhance an understanding of the pro forma effects of the transaction.

There are no autonomous entity adjustments included in the pro forma financial information.

The transaction accounting adjustments to reflect the sale of the oncology business in the unaudited pro forma consolidated financial statements include:

•

the sale of the assets and liabilities of the oncology business pursuant to the purchase agreement required to present it on a discontinued operations basis in accordance with ASC 205-20, Presentation of Financial Statements—Discontinued Operations (“ASC 205”); and

•

adjustments required to record the estimated impact of the cash proceeds received in connection with the transaction, net of transaction costs, income taxes paid, and warranty insurance policy reimbursement.

The effects of recording certain adjustments associated with contingent consideration and royalty revenue related to vorasidenib and TIBSOVO® have been excluded as these amounts have been accounted for as a gain contingency in accordance with ASC 450, Contingencies, as the contingent receivable will be recognized in earnings after the contingency is resolved. Additionally, the Company’s board of directors authorized the repurchase of up to $1.2 billion of its outstanding shares after the close of the transaction. The Company may use proceeds from the sale of the oncology business to fund a portion of the planned repurchases. However, any potential repurchases have been excluded from the unaudited pro forma consolidated financial statement information as the timing, amount and price of such repurchases is not known. Lastly, the estimated pre-tax gain of $1.98 billion on the sale of the oncology business has been excluded from the pro forma consolidated statement of operations as this amount pertains to discontinued operations and does not reflect the impact on income from continuing operations.

The unaudited pro forma consolidated financial statement information is presented for informational purposes only and is based upon estimates by Agios’ management, which are based upon available information and certain assumptions that Agios’ management believes are reasonable as of the date of this filing. The unaudited pro forma consolidated financial statements are not intended to be indicative of the actual financial position or results of operations that would have been achieved had the transaction been consummated as of the periods indicated above, nor does it purport to indicate results which may be attained in the future. Actual amounts could differ materially from these estimates.

The unaudited pro forma consolidated balance sheet as of December 31, 2020 and the unaudited pro forma consolidated statement of operations for the years ended December 31, 2020, 2019 and 2018 should be read in conjunction with the notes thereto.

Agios Pharmaceuticals, Inc.

Pro Forma Consolidated Balance Sheet

As of December 31, 2020

(Unaudited)

		Transaction Accounting Adjustments
(In thousands, except share and per share data)	Historical Agios (A)	Discontinued Operations of the Oncology Business (B)	Notes	Pro Forma Adjustments (C)	Notes		Pro Forma Agios
Assets
Current assets:
Cash and cash equivalents	$127,436	$—		$1,696,438	(i	)	$1,823,874
Marketable securities	445,493	—		—			445,493
Accounts receivable, net	21,328	(21,328)		—			—
Collaboration receivable – related party	2,123	(2,123)		—			—
Collaboration receivable – other	1,948	(1,948)		—			—
Inventory	14,698	(14,698)		—			—
Prepaid expenses and other current assets	23,651	(7,762)		—			15,889

Total current assets	636,677	(47,859)		1,696,438			2,285,256
Marketable securities	97,608	—		—			97,608
Operating lease assets	84,661	—		—			84,661
Property and equipment, net	32,291	—		—			32,291
Financing lease assets	590	—		—			590
Other non-current assets	1,125	(1,125)		—			—

Total assets	$852,952	$(48,984)		$1,696,438			$2,500,406

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$26,844	(9,120)		—			$17,724
Accrued expenses	60,140	(31,339)		—			28,801
Operating lease liabilities	7,093	—		—			7,093
Financing lease liabilities	317	—		—			317

Total current liabilities	94,394	(40,459)		—			53,935
Operating lease liabilities, net of current portion	97,458	—		—			97,458
Financing lease liabilities, net of current portion	331	—		—			331
Liability related to the sale of future revenue, net of debt issuance costs	261,269	(261,269)		—			—

Total liabilities	453,452	(301,728)		—			151,724

Commitments and contingent liabilities
Stockholders’ equity:
Common stock, $0.001 par value; 125,000,000 shares authorized; 69,293,920 shares issued and outstanding at December 31, 2020	69	—		—			69
Additional paid-in capital	2,242,801	—		—			2,242,801
Accumulated other comprehensive income	105	—		—			105
(Accumulated deficit) Retained earnings	(1,843,475)	252,744		1,696,438			105,707

Total stockholders’ equity	399,500	252,744		1,696,438			2,348,682

Total liabilities and stockholders’ equity	$852,952	$(48,984)		$1,696,438			$2,500,406

See accompanying Notes to Pro Forma Consolidated Financial Statements.

Agios Pharmaceuticals, Inc.

Pro Forma Consolidated Statement of Operations

For the Year Ended December 31, 2020

(Unaudited)

		Transaction Accounting Adjustments
(In thousands, except share and per share data)	Historical Agios (A)	Discontinued Operations of the Oncology Business (B)	Notes	Pro Forma Adjustments (C)	Notes	Pro Forma Agios
Revenues:
Product revenue, net	$121,089	$(121,089)		$—		$—
Collaboration revenue – related party	68,274	(68,274)		—		—
Collaboration revenue – other	3,571	(3,571)		—		—
Royalty revenue – related party	10,262	(10,262)		—		—

Total revenue	203,196	(203,196)		—		—

Cost and expenses:
Cost of sales	2,805	(2,805)		—		—
Research and development	367,470	(139,891)		—		227,579
Selling, general and administrative	149,070	(33,445)		—		115,625

Total cost and expenses	519,345	(176,141)		—		343,204

Loss from operations	(316,149)	(27,055)		—		(343,204)
Interest income, net	6,611	—		—		6,611
Non-cash interest expense for the sale of future revenue	(17,832)	17,832		—		—

Net loss	$(327,370)	$(9,223)		$—		$(336,593)

Net loss per share – basic and diluted	$(4.74)					$(4.88)

Weighted-average number of common shares used in computing net loss per share – basic and diluted	68,997,879					68,997,879

See accompanying Notes to Pro Forma Consolidated Financial Statements.

Agios Pharmaceuticals, Inc.

Pro Forma Consolidated Statement of Operations

For the Year Ended December 31, 2019

(Unaudited)

		Transaction Accounting Adjustments
(In thousands, except share and per share data)	Historical Agios (A)	Discontinued Operations of the Oncology Business (B)	Notes	Pro Forma Adjustments (C)	Notes	Pro Forma Agios
Revenues:
Product revenue, net	$59,851	$(59,851)		$—		$—
Collaboration revenue – related party	39,257	(39,257)		—		—
Collaboration revenue – other	8,262	(8,262)		—		—
Royalty revenue – related party	10,542	(10,542)		—		—

Total revenue	117,912	(117,912)		—		—

Cost and expenses:
Cost of sales	1,317	(1,317)		—		—
Research and development	410,894	(190,086)		—		220,808
Selling, general and administrative	132,034	(30,027)		—		102,007

Total cost and expenses	544,245	(221,430)		—		322,815

Loss from operations	(426,333)	103,518		—		(322,815)
Interest income, net	14,861	—		—		14,861

Net loss	$(411,472)	$103,518		$—		$(307,954)

Net loss per share – basic and diluted	$(6.86)					$(5.13)

Weighted-average number of common shares used in computing net loss per share – basic and diluted	59,994,539					59,994,539

See accompanying Notes to Pro Forma Consolidated Financial Statements.

Agios Pharmaceuticals, Inc.

Pro Forma Consolidated Statement of Operations

For the Year Ended December 31, 2018

(Unaudited)

		Transaction Accounting Adjustments
(In thousands, except share and per share data)	Historical Agios (A)	Discontinued Operations of the Oncology Business (B)	Notes	Pro Forma Adjustments (C)	Notes	Pro Forma Agios
Revenues:
Product revenue, net	$13,841	$(13,841)		$—		$—
Collaboration revenue – related party	60,661	(60,661)		—		—
Collaboration revenue – other	12,670	(12,670)		—		—
Royalty revenue – related party	7,215	(7,215)		—		—

Total revenue	94,387	(94,387)		—		—

Cost and expenses:
Cost of sales	1,397	(1,397)		—		—
Research and development	341,324	(156,320)		—		185,004
Selling, general and administrative	114,145	(31,232)		—		82,913

Total cost and expenses	456,866	(188,949)		—		267,917

Loss from operations	(362,479)	94,562				(267,917)
Interest income, net	16,451	—		—		16,451

Net loss	$(346,028)	$94,562		$—		$(251,466)

Net loss per share – basic and diluted	$(6.03)					$(4.38)

Weighted-average number of common shares used in computing net loss per share – basic and diluted	57,418,300					57,418,300

See accompanying Notes to Pro Forma Consolidated Financial Statements.

Agios Pharmaceuticals, Inc.

Notes to Pro Forma Consolidated Financial Statements

(Unaudited)

On March 31, 2021, Agios completed the sale of its oncology business to Servier. Pursuant to the terms of the purchase agreement, Servier on the closing date paid or caused to be paid to Agios $1,800,000,000 in cash, subject to adjustments based on closing levels of working capital of the oncology business and amounts payable in respect of a representation and warranty insurance policy. In addition, Agios is entitled to up to (i) $200,000,000 in cash if a regulatory milestone for vorasidenib is achieved, (ii) a royalty of 5% of U.S. net sales of TIBSOVO® from the completion of the transaction through its loss of exclusivity and (iii) a royalty of 15% of U.S. net sales of vorasidenib from the first commercial sale of vorasidenib through its loss of exclusivity.

The unaudited pro forma consolidated financial statements reflect the following notes and adjustments:

(A)

Reflects the consolidated balance sheet as of December 31, 2020 and consolidated statement of operations for the years ended December 31, 2020, 2019 and 2018, reported in our Form 10-K filed on February 25, 2021.

(B)

Reflects the sale of the assets and liabilities of the oncology business pursuant to the purchase agreement required to reflect the unaudited consolidated financial statements presentation in accordance with ASC 205-20, Presentation of Financial Statements – Discontinued Operations.

(C)

Reflects the additional transaction accounting adjustments which show how the sale of the oncology business might have affected Agios’ historical financial statements if the sale had been completed at an earlier time.

i.

To record the estimated net cash proceeds from the transaction of $1,800,000,000, subject to certain adjustments for the working capital of the oncology business at the completion of the sale, less (a) estimated transaction costs of $60,000,000 that are likely to be incurred as part of the consummation of the transaction in 2021, (b) the expected tax effects of the estimated federal and state income taxes paid of $40,000,000 related to the gain on the transaction, and (c) $3,561,652 related to a reimbursement to Servier for a portion of the costs and expenses, including premium, payable to obtain the representation and warranty insurance policy. The expected tax effects are calculated based on the amount of taxable gain considering the use of historical net operating losses in place to reduce taxable income, using the applicable statutory income tax rates in the respective jurisdictions, except in jurisdictions for where there was a valuation allowance in place, which resulted in the use of a 0% tax rate. The estimated gain on sale has been excluded from the pro forma information as this amount pertains to discontinued operations and does not reflect the impact on income from continuing operations.